                                  Exhibit 10.11
                                  -------------








                           PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS


                                 BY AND BETWEEN

                              KILROY REALTY, L.P.,
                         a Delaware limited partnership


                                   ("Seller")


                                       and


                         TRIPLE NET PROPERTIES, L.L.C.,
                      a Virginia limited liability company


                                    ("Buyer")


                      Dated effective as of April 16, 2001

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
                                                                                                               ----
ARTICLE I. PURCHASE AND SALE ..................................................................................   1

         Section 1.1       Agreement of Purchase and Sale .....................................................   1
         Section 1.2       Property Defined ...................................................................   2
         Section 1.3       Purchase Price .....................................................................   2
         Section 1.4       Payment of Purchase Price ..........................................................   2
         Section 1.5       Opening of Escrow; Deposit .........................................................   3
         Section 1.6       Deposit as Liquidated Damages ......................................................   3
         Section 1.7       Escrow Holder ......................................................................   4

ARTICLE II. TITLE AND SURVEY ..................................................................................   4

         Section 2.1       Contingency Period .................................................................   4
         Section 2.2       Title Examination ..................................................................   5
         Section 2.3       Permitted Exceptions ...............................................................   5
         Section 2.4       Conveyance of Title ................................................................   6

ARTICLE III. REVIEW OF PROPERTY ...............................................................................   6

         Section 3.1       Right of Inspection ................................................................   6
         Section 3.2       Environmental Reports ..............................................................   7
         Section 3.3       Right of Termination ...............................................................   7
         Section 3.4       Review of Tenant Estoppel Certificate ..............................................   8
         Section 3.5       Rights Upon Termination ............................................................   8

ARTICLE IV. CLOSING ...........................................................................................   9

         Section 4.1       Time and Place .....................................................................   9
         Section 4.2       Seller's Obligations at Closing ....................................................   9
         Section 4.3       Buyer's Obligations at Closing .....................................................  10
         Section 4.4       Credits and Prorations .............................................................  1l
         Section 4.5       Transaction Taxes and Closing Costs ................................................  13
         Section 4.6       Conditions Precedent to Obligation of Buyer ........................................  14
         Section 4.7       Conditions Precedent to Obligation of Seller .......................................  15

ARTICLE V. REPRESENTATIONS, WARRANTIES AND COVENANTS ..........................................................  15

         Section 5.1       Representations and Warranties of Seller ...........................................  15
         Section 5.2       Survival of Seller's Representations and Warranties ................................  16
         Section 5.3       Covenants of Seller ................................................................  16

         Section 5.4       Representations and Warranties of Buyer ............................................  17
         Section 5.5       Survival of Buyers Representations and Warranties ..................................  17
         Section 5.6       Covenant of Buyer ..................................................................  17

ARTICLE VI. DEFAULT ...........................................................................................  18

         Section 6.1       Default by Buyer ...................................................................  18
         Section 6.2       Default by Seller ..................................................................  18
         Section 6.3       Recoverable Damages ................................................................  18

ARTICLE VII. RISK OF LOSS .....................................................................................  18

         Section 7.1       Minor Damage .......................................................................  18
         Section 7.2       Major Damage .......................................................................  19
         Section 7.3       Definition of Major Loss or Damage .................................................  19

ARTICLE VIII. COMMISSIONS .....................................................................................  19

         Section 8.1       Brokerage Commissions ..............................................................  19

ARTICLE IX. DISCLAIMERS AND WAIVERS ...........................................................................  20

         Section 9.1       No Reliance on Documents ...........................................................  20
         Section 9.2       AS IS SALE; DISCLAIMERS ............................................................  20
         Section 9.3       Survival of Disclaimers ............................................................  22

ARTICLE X. MISCELLANEOUS ......................................................................................  22

         Section 10.1      Confidentiality ....................................................................  22
         Section 10.2      Public Disclosure ..................................................................  22
         Section 10.3      Assignment .........................................................................  22
         Section 10.4      Notices ............................................................................  23
         Section 10.5      Modifications ......................................................................  23
         Section 10.6      Entire Agreement ...................................................................  24
         Section 10.7      Further Assurances .................................................................  24
         Section 10.8      Counterparts .......................................................................  24
         Section 10.9      Facsimile Signatures ...............................................................  24
         Section 10.10     Severability .......................................................................  24
         Section 10.11     Applicable Law .....................................................................  24
         Section 10.12     No Third-Party Beneficiary .........................................................  24
         Section 10.13     Captions ...........................................................................  24
         Section 10.14     Construction .......................................................................  25
         Section 10.15     Recordation ........................................................................  25
         Section 10.16     Time of the Essence ................................................................  25

EXHIBITS
--------

A        -        DESCRIPTION OF LAND
B        -        LIST OF PERSONAL PROPERTY
C        -        LIST OF ENVIRONMENTAL REPORTS
D-1      -        FORM OF TENANT ESTOPPEL CERTIFICATE
D-2      -        FORM OF SELLER ESTOPPEL CERTIFICATE
E        -        ESCROW HOLDER'S GENERAL PROVISIONS
F        -        FORM OF DEED
G        -        FORM OF BILL OF SALE
H        -        FORM OF ASSIGNMENT OF LEASES
I        -        FORM OF ASSIGNMENT OF CONTRACTS
J        -        FORM OF TENANT NOTICE
K-1      -        FORM OF FIRPTA CERTIFICATE
K-2      -        FORM OF CALFIRPTA CERTIFICATE

                           PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS

     THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this "Agreement")
                                                                     ---------
is made effective as of April , 2001 (the "Effective Date"), by and between
                                           --------------
KILROY REALTY, L.P., a Delaware limited partnership ("Seller"), and TRIPLE NET
                                                      ------
PROPERTIES, L.L.C., a Virginia limited liability company ("Buyer").
                                                           -----

                                   ARTICLE I.
                                PURCHASE AND SALE

          Section 1.1 Agreement of Purchase and Sale. Subject to the terms and
                      ------------------------------
conditions hereinafter set forth, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, the following:

          (a) those certain parcels of land situated in (i) Washoe County, Nevada, (ii) Clark County, Nevada, and (iii) Riverside County, California, more particularly described in Exhibit A attached hereto and made a part hereof,
                          ---------
together with all rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the property described in clause (a) of this Section
1.1 being herein referred to collectively as the "Land");
                                                  ----

          (b) the four (4) buildings located on the Land, commonly known as follows: (i) 795 Trademark Drive in Reno, Nevada, (ii) 1840 Aerojet Way in North Las Vegas, Nevada, (iii) 1900 Aerojet Way in North Las Vegas, Nevada, and (iv) 41093 County Center Drive in Temecula, California; and any and all other buildings, structures, fixtures and other improvements affixed to or located on the Land, excluding fixtures owned by tenants (the property described in clause
(b) of this Section 1.1 being herein referred to collectively as the "Improvements");
 ------------

          (c) any and all of Seller's right, title and interest in and to all tangible personal property located upon the Land or within the Improvements, including, without limitation, any and all appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property owned by Seller, located on and used exclusively in connection with the operation of the Land and the Improvements, which personal property includes without limitation the personal property listed on Exhibit B attached hereto
                                                   ---------
(the property described in clause (c) of this Section 1.1 being herein referred to collectively as the "Personal Property");
                        -----------------

          (d) any and all of Seller's right, title and interest in and to the leases, licenses, and occupancy agreements covering all or any portion of the Real Property (as such term is defined in Section 1.2 hereof), to the extent they are in effect on the date of the Closing (as such term is defined in
Section 4.1 hereof) (the property described in clause (d) of this Section 1.1 being referred to collectively as the "Leases"), together with all rents and other sums due thereunder (the
     ------
"Rents") and any and all unapplied security deposits in Seller's possession in
 -----
connection therewith (the "Security Deposits"), and
                           -----------------

          (e) any and all of Seller's right, title and interest in and to (i) all assignable contracts and agreements (collectively, the "Operating
                                                            ---------
Agreements") a list of which shall be provided by Seller within ten (10)
----------
business days of the Effective Date, relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property, (ii) all assignable existing warranties and guaranties (express or implied) issued to Seller in connection with the Improvements or the Personal Property, and (iii) all assignable existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with each Property (the property described in clause (e) of this Section 1.1 being sometimes herein referred to collectively as the "Intangibles").
                     -----------

          Section 1.2 Property Defined. The Land and the Improvements are
                      ----------------
hereinafter sometimes referred to collectively as the "Real Property." The Real
                                                       -------------
Property, the Personal Property, the Leases and the Intangibles respecting each individual parcel are hereinafter sometimes referred to collectively as the "Property." The Real Property, the Personal Property, the Leases and the
 --------
Intangibles respecting all four (4) buildings are hereinafter sometimes referred to as the "Properties." The Properties contain, in the aggregate, approximately
           ----------
three hundred sixty-two thousand five hundred four (362,504) rentable square feet.

          Section 1.3 Purchase Price. Seller is to sell and Buyer is to purchase
                      --------------
the Properties for the amount of Twenty-Two Million Six Hundred Thousand Dollars ($22,600,000) (the "Purchase Price"). The Purchase Price is allocated, among the
                    --------------
buildings as follows:

          (a) Five Million Two Hundred Forty Four Thousand Six Hundred Ninety and 79/100 Dollars ($5,244,690.79) for the Property at 41093 County Center Drive, in Temecula, California;

          (b) Four Million Nine Hundred Sixty Seven Thousand One Hundred Twenty Seven and 57/100 Dollars ($4,967,127.57) for the Property at 1900 Aerojet Way in North Las Vegas, Nevada;

          (c) Four Million Eight Hundred Ninety Seven Thousand Three Hundred Sixty Seven and 95/100 Dollars ($4,897,367.95) for the Property at 1840 Aerojet Way in North Las Vegas, Nevada; and

          (d) Seven Million Four Hundred Ninety Thousand Eight Hundred Thirteen and 68/100 Dollars ($7,490,813.68) for the Property at 795 Trademark in Reno, Nevada.

          Section 1.4 Payment of Purchase Price. The Purchase Price, as
                      -------------------------
increased or decreased by prorations and adjustments and, if applicable, the

Acquisition Fee (as defined in Section 8.1), as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available funds to a bank account designated by Seller in writing to Buyer prior to the Closing. Not less than one (1) business day prior to Closing, Buyer shall deposit into Escrow (as defined in Section 1.5 below), in cash or other immediately available funds, the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, minus the amount of the Deposit previously deposited by Buyer into Escrow.

          Section 1.5 Opening of Escrow; Deposit. Within three (3) days of the
                      --------------------------
Effective Date, Buyer shall deposit with Chicago Title Company (the "Escrow
                                                                     ------
Holder"), having its office at Chicago Title Company, 560 East Hospitality Lane,
------
San Bernardino, California 92408, Attention: Kandy Knotts, a fully executed original of this Agreement and the sum of Two Hundred Fifty Thousand Dollars ($250,000) (the "First Deposit") in good funds either by certified bank or
                 -------------
cashier's check or by federal wire transfer. Within one (1) business day of the end of the Contingency Period, Buyer shall deposit with Escrow Holder the sum of Two Hundred Fifty Thousand Dollars ($250,000) (the "Second Deposit") in good
                                                    --------------
funds either by certified bank or cashier's check or by federal wire transfer. The First Deposit and the Second Deposit are hereinafter referred to collectively as the "Deposit." The Deposit shall be released to Seller
                     -------
immediately upon the expiration of the Contingency Period (the "Release Date")
                                                                ------------
unless Buyer has elected to terminate this Agreement in the manner set forth herein. Prior to the expiration of the Contingency Period, Escrow Holder shall hold the Deposit in an interest bearing account of a federally insured bank or savings and loan association acceptable to Buyer, and shall otherwise handle the Deposit in accordance with the terms, and conditions of this Agreement. All interest accrued on the Deposit prior to the Release Date shall be credited to the Purchase Price upon the close of Escrow. Buyer shall be responsible for the payment of all costs and fees imposed on the Deposit account. The failure of Buyer to timely deliver any portion of the Deposit hereunder shall be a material default, and shall entitle Seller, at Seller's sole option, to terminate this Agreement immediately. Except as otherwise specifically provided in Sections 3.5 and 6.2, and Article VII hereof, the Deposit and the accrued interest thereon shall be nonrefundable upon expiration of the Contingency Period.

          Section 1.6 Deposit as Liquidated Damages. AFTER THE EXPIRATION OF THE
                      -----------------------------
CONTINGENCY PERIOD (AS DEFINED BELOW), IN THE EVENT THE SALE OF THE PROPERTIES AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED BY REASON OF BUYER'S MATERIAL DEFAULT UNDER THIS AGREEMENT, THE DEPOSIT (INCLUDING ALL INTEREST EARNED FROM THE INVESTMENT THEREOF) SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES. SELLER'S ACTUAL DAMAGES IN THE EVENT THE SALE IS NOT. CONSUMMATED ARE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE AT THE EFFECTIVE DATE. THEREFORE, BY SEPARATELY EXECUTING THIS SECTION 1.6 BELOW, THE PARTIES ACKNOWLEDGE THAT THE AMOUNT OF THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE

PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND NOT A PENALTY, AND SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER ARISING FROM A FAILURE OF THE SALE TO CLOSE. IN ADDITION, BUYER SHALL PAY ALL TITLE, SURVEY AND ESCROW CANCELLATION CHARGES. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL THIS
SECTION 1.6 LIMIT THE DAMAGES RECOVERABLE BY EITHER PARTY AGAINST THE OTHER PARTY DUE TO THE OTHER PARTY'S OBLIGATION TO INDEMNIFY SUCH PARTY IN ACCORDANCE WITH THIS AGREEMENT. BY THEIR SEPARATELY EXECUTING THIS SECTION 1.6. BELOW, BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED.

KILROY REALTY, L.P.,                        TRIPLE NET PROPERTIES, L.L.C.,
a Delaware limited partnership              a Virginia limited liability company

By:  KILROY REALTY CORPORATION,
     a Maryland corporation, its General    By:    _____________________________
     Partner                                Name:  Anthony W. Thompson
                                            Title: Chairman and Chief
                                                   Executive Officer

By:  __________________________________
Name:  Jeffrey Hawken
Title: Executive Vice President

By:  __________________________________
Name:  Tyler H. Rogese
Title: Senior Vice President and Treasurer

          Section 1.7 Escrow Holder. Escrow Holder shall hold and dispose of the
                      -------------
Deposit in accordance with the terms of this Agreement. Escrow Holder shall incur no liability in connection with the safekeeping or disposition of the Deposit for any reason other than Escrow Holder's breach of contract, willful misconduct or negligence. If Escrow Holder is in doubt as to its duties or obligations with regard to the Deposit, or if Escrow Holder receives conflicting instructions from Buyer and Seller with respect to the Deposit, Escrow Holder shall not be required to disburse the Deposit and may, at its option, continue to hold the Deposit until both Buyer and Seller agree as to its disposition, or until a final judgment is entered by a court of competent jurisdiction directing its disposition, or Escrow Holder may interplead the Deposit in accordance with the laws of California. Escrow Holder shall not be responsible for any interest on the Deposit except as is actually earned, or for the loss of any interest resulting from the withdrawal of the Deposit prior to the date interest is posted thereon. Escrow Holder's General Provisions are attached hereto as Exhibit E and made a part hereof.
---------

                                   ARTICLE II.
                                TITLE AND SURVEY

          Section 2.1  Contingency Period. During the period beginning on the
                       ------------------
Effective Date and ending at 5:00 p.m. (Pacific Standard Time) on that date which is twenty (20) days following the Effective Date (hereinafter referred to as the "Contingency Period"), Buyer shall have the right to review: (a) a
        ------------------
current preliminary title report covering each Property and all underlying exceptions, which shall be obtained by Seller, at Seller's cost; (b) copies of the most recent property tax bills for each Property, (c) a copy of the most current survey of the Real Property in Seller's possession, if any, (d) copies of the Leases, certified rent roll and Operating Agreements (the items referred to in clauses (a) through (d) of this Section 2.1 are hereinafter referred to as the "Title Contingency Items"). Seller shall deliver or cause to be delivered to
     -----------------------
Buyer the Title Contingency Items promptly after the Effective Date but in no event later than ten (10) days after the Effective Date. During the Contingency Period, Buyer shall also have the right to review a new or updated survey of the Real Property prepared by a licensed surveyor or engineer, obtained by Buyer at Buyer's sole cost (the "Survey").
                        ------

          Section 2.2  Title Examination. Buyer shall notify Seller in a
                       -----------------
reasonably detailed writing (the "Title Notice") prior to the expiration of the
                                  ------------
Contingency Period which exceptions to title (including survey matters), if any, will not be accepted by Buyer and the specific reasonable grounds for disapproval thereof. Any exception to title which Buyer fails to disapprove prior to the expiration of the Contingency Period shall be deemed conclusively to have been approved by Buyer. If Buyer notifies Seller in writing that Buyer objects to an exception to title, then Seller shall have five (5) business days after receipt of the Title Notice to notify Buyer that Seller either (a) will remove such objectionable exception from title on or before the Closing; provided that Seller may extend the Closing for such period as shall be required to effect such cure, but not beyond fifteen (15) days; or (b) elects not to cause such exception to be removed (a "Non-Removal Notice"). If Seller fails to
                                       ------------------
notify Buyer of its election within said five (5) day period, then Seller shall be deemed to have delivered a Non-Removal Notice as to that exception. The procurement by Seller of a commitment for the issuance of the Title Policy or an endorsement thereto reasonably satisfactory to Buyer and insuring Buyer against any title exception which was disapproved pursuant to this Section 2.2 shall be deemed a cure by Seller of such disapproval. If Seller gives (or is deemed to have given) Buyer a Non-Removal Notice, then Buyer shall have two (2) business days within which to notify Seller in writing that Buyer elects to either (i) nevertheless proceed with the purchase and take title to the Properties subject to such exceptions, or (ii) terminate this Agreement pursuant to the provisions of Section 3.5 below. If Buyer fails to notify Seller in writing of its election within said two (2) business day period, then Buyer shall be deemed to have elected to proceed with the purchase and take title to the Properties subject to such exceptions. Notwithstanding the foregoing, Buyer need not disapprove any monetary lien representing monies owed, and Seller hereby agrees to cause all such monetary liens (other than non-delinquent ad valorem real estate taxes and assessments) to be removed at or prior to Closing. If Seller fails to remove any such monetary lien prior to Closing, then Buyer shall apply such portion of the Purchase Price as is necessary to cause the removal of such items prior to Closing, and the proceeds of Escrow to be otherwise distributed to Seller upon Closing shall be reduced by the amount so applied. The operation of the notice and approval provisions of this Section 2.2 shall extend the Contingency Period only as to those matters which Buyer has disapproved as of the original expiration of the Contingency Period and only until such time as Buyer has either approved (or have been deemed to approved) the condition of title to the Real Property or elected to terminate this Agreement.

          Section 2.3  Permitted Exceptions. The Properties shall be conveyed
                       --------------------
subject to the following matters, which are hereinafter referred to as the "Permitted Exceptions":
 --------------------

          (a) those matters that either approved or deemed approved by Buyer in accordance with Section 2.2 hereof;

          (b) the rights of tenants under the Leases;

          (c) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to proration as herein provided;

          (d) local, state and federal laws, ordinances or governmental regulations, including but not limited to building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Properties; and

          (e) items shown on the Survey and not objected to by Buyer, or waived or deemed waived by Buyer in accordance with Section 2.2 hereof.

          Section 2.4  Conveyance of Title. At Closing, Seller shall convey and
                       -------------------
transfer to Buyer fee simple title to the Real Property by execution and delivery of a Deed (as defined in Section 4.2(a) hereof) respecting each Property individually. Evidence of delivery of such title shall be the issuance by Chicago Title Company (the "Title Company"), or another national title
                               -------------
company mutually approved, by Buyer and Seller, of a CLTA Standard Coverage Owner's Policy of Title Insurance (the "Title Policy") covering the Real
                                        ------------
Property, in the aggregate amount of the Purchase Price, showing fee title to each Property vested exclusively in Buyer, subject only to the Permitted Exceptions. Buyer may obtain an ALTA Extended Coverage Owner's Policy of Title Insurance so long as the Closing is not thereby delayed. Buyer shall pay the additional premium for such policy and the cost of any required ALTA survey.

                                  ARTICLE III.
                              REVIEW OF PROPERTIES

          Section 3.1  Right of Inspection. During the Contingency Period, Buyer
                       -------------------
shall, at its own cost and expense, have the right to make a physical inspection of the Real Property, including an inspection of the environmental condition thereof pursuant to the terms and conditions of this Agreement, to examine at each Property (or the property manager's office, as the case may be) documents and files located at each Property or the property manager's office concerning the leasing, maintenance and operation of each Property, but excluding Seller's partnership or corporate records, internal memoranda, financial projections, budgets, appraisals, accounting and tax records and similar proprietary, confidential or privileged information (collectively, the "Confidential
                                                           ------------
Documents"). If required by law, Seller shall use its best efforts to provide a
---------
Natural Hazards Disclosure Report to Buyer within fifteen (15) business days of the opening of Escrow.

Any on-site inspections of the Properties shall occur only (i) at reasonable times agreed upon by Seller and Buyer after at least one (1) business day's prior written notice to Seller; (ii) in a manner that will not unreasonably damage the Properties, unreasonably disturb or disrupt the business activities of Seller or unreasonably interfere with the use of the Properties by Seller or its tenants; and (iii) after delivery of evidence satisfactory to Seller that adequate public liability and other insurance respecting such work has been obtained by Buyer naming as additional insureds Seller and any other person or entity designated by Seller as having an insurable interest in the same. Seller may have a representative present during any such inspections. If Buyer desires to do any invasive testing at the Properties, Buyer shall do so only after notifying Seller and obtaining Seller's prior written consent thereto, which consent may be subject to any terms and conditions imposed by Seller in its sole discretion, including, without limitation, the prompt restoration of the Properties to substantially its condition prior to any such inspections or tests, at Buyer's sole cost and expense. Buyer shall keep the Properties free and clear of any liens arising out of Buyer's entry onto or inspection of the Properties. At Seller's option, Buyer will furnish to Seller copies of any reports received by Buyer relating to any inspection of the Properties, without representation or warranty of any kind (express, implied or otherwise) as to the content and accuracy thereof, and at no charge to Seller other than the costs of reproduction. Buyer agrees to protect, indemnify, defend (with counsel satisfactory to Seller) and hold Seller harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys' fees), damages or injuries arising out of, or directly resulting from the inspection of the Properties by Buyer or its agents or consultants, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement.

          Section 3.2  Environmental Reports. BUYER ACKNOWLEDGES THAT (1) BUYER
                       ---------------------
HAS RECEIVED COPIES OF THE ENVIRONMENTAL REPORTS LISTED ON EXHIBIT C ATTACHED
                                                           ---------
HERETO WITHOUT REPRESENTATION AND WARRANTY, AND (2) IF SELLER DELIVERS ANY ADDITIONAL ENVIRONMENTAL REPORTS TO BUYER, BUYER WILL

ACKNOWLEDGE IN WRITING THAT IT HAS RECEIVED SUCH REPORTS PROMPTLY UPON RECEIPT THEREOF. SELLER SHALL HAVE NO LIABILITY OR OBLIGATION WHATSOEVER FOR ANY INACCURACY IN OR OMISSION FROM ANY ENVIRONMENTAL REPORT. BUYER SHALL HAVE NO CLAIMS AGAINST THE PREPARER OF ANY ENVIRONMENTAL REPORT PROVIDED BY SELLER. BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO THE EXPIRATION OF THE CONTINGENCY PERIOD, ITS OWN INVESTIGATION OF THE ENVIRONMENTAL CONDITION OF THE PROPERTIES TO THE EXTENT BUYER DEEMS SUCH AN INVESTIGATION TO BE NECESSARY OR APPROPRIATE.

          Section 3.3  Right of Termination. Prior to the expiration of the
                       --------------------
Contingency Period, Buyer shall provide Seller with written notice stating which Operating Agreements, if any, Buyer has disapproved. Buyer's disapproval of any Operating Agreements shall be deemed a termination of this Agreement, unless Seller agrees within three (3) business days to terminate any disapproved Operating Agreements effective as of Closing (all Operating Agreements, minus any Operating Agreements Seller has agreed to remove at Closing are hereinafter referred to as the "Approved Operating Agreements"). Additionally, if for any
                    -----------------------------
reason whatsoever Buyer determines that the Properties or any aspect thereof is unsuitable for Buyer's acquisition, Buyer shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Contingency Period, and if Buyer gives such notice of termination within the Contingency Period, then this Agreement shall terminate in accordance with the provisions of Section 3.5 below. If Buyer fails to give Seller a notice of termination or fails to disapprove of any Operating Agreements prior to the expiration of the Contingency Period, then Buyer shall be deemed to have approved all aspects of the Properties, including, but not limited to all Operating Agreements (except title and survey, which shall be governed by Article II hereof) and to have elected to proceed with the purchase of the Properties pursuant to the terms hereof.

          Section 3.4  Review of Tenant Estoppel Certificate. Seller shall have
                       -------------------------------------
a one time obligation to deliver to each tenant of each Property an estoppel certificate in substantially the form attached hereto as Exhibit D-1 (the
                                                         -----------
"Tenant Estoppels") and shall request that the tenants complete and sign the
 ----------------
Tenant Estoppels and return them to Seller; provided, however, that Seller shall use the form of tenant estoppel certificate required by Buyer's lender if Buyer provides such form to Seller within five (5) business days of the Effective Date. Seller shall use reasonable efforts to obtain an executed Tenant Estoppel from each of the tenants at each Property by that date which is five (5) days prior to the expiration of the Contingency Period (the "Tenant Estoppel Delivery
                                                        ------------------------
Date") but shall deliver copies of the completed Tenant Estoppels to Buyer as
----
Seller receives them. Seller shall be obligated to obtain Tenant Estoppels from tenants occupying one hundred percent (100%) of the rentable area within the Properties. Seller shall have the option to deliver a seller estoppel certificate substantially in the form of Exhibit D-2 hereto ("Seller Estoppel")
                                         -----------          ---------------
in lieu of any required Tenant Estoppels that Seller is unable to obtain. If Seller elects to deliver any Seller Estoppel(s), Seller shall deliver such

Seller Estoppel(s) to Buyer no later than three (3) business days following the Tenant Estoppel Delivery Date. Buyer shall notify Seller within two (2) business days of its receipt of each Tenant Estoppel or Seller Estoppel that such Tenant Estoppel or Seller Estoppel is not reasonably acceptable to Buyer along with the detailed reasons for such determination. If Buyer fails to give notice of its disapproval of the Tenant Estoppel or Seller Estoppel within such two (2) business day period, then such Tenant Estoppel or Seller Estoppel shall be deemed to be acceptable to Buyer. If Seller fails to deliver Tenant Estoppels or Seller Estoppels that are reasonably acceptable to Buyer on or before that date which is five (5) days following the Tenant Estoppel Delivery Date, then Buyer shall have the right to terminate this Agreement within five (5) business days following the Tenant Estoppel Delivery Date pursuant to the provisions of
Section 3.5. If Buyer fails to give Seller a timely notice of termination as set forth above, then Buyer shall be deemed to have approved the Tenant Estoppels (or Seller Estoppels, if applicable) and to have elected to proceed with the purchase of the Properties pursuant to the terms hereof. If a Tenant Estoppel is received from a tenant after Seller provides a Seller Estoppel, then such Tenant Estoppel shall be substituted for said Seller Estoppel and Seller shall have no further liability thereunder, provided that the Tenant Estoppel contains no material changes or, if materially changed, is otherwise acceptable to Buyer. The provisions of this Section 3.4 shall survive the Closing.

          Section 3.5  Rights Upon Termination. If this Agreement is terminated
                       -----------------------
by Buyer in the manner and within the applicable time period(s) provided pursuant to any of Sections 2.2, 3.3, 3.4, 5.3(b) or Article VII, or because of a failure of a condition precedent to Buyer's obligations hereunder as set forth in Section 4.6 below, then (i) the Deposit plus all accrued interest thereon shall be returned to Buyer, (ii) all instruments in Escrow shall be returned to the party depositing the same, (iii) Buyer shall return all items previously delivered by Seller to Buyer, (iv) Buyer and Seller shall each pay one-half (%2) of all Escrow and title cancellation charges, and (iv) neither party shall have any further rights, obligations or liabilities whatsoever to the other party concerning the Properties by reason of this Agreement, except for any indemnity obligations of either party pursuant to the provisions of this Agreement or otherwise expressly stated in this Agreement to survive termination. The provisions of this Section 3.5 shall survive the Closing.

                                   ARTICLE IV.
                                     CLOSING

          Section 4.1  Time and Place. The consummation of the transaction
                       --------------
contemplated hereby (the "Closing") shall be consummated on or before that day
                          -------
which is thirty (30) days following the expiration of the Contingency Period, provided, however, if such day is not a business day, then the Closing shall occur on the next following business day (the "Closing Date"). Notwithstanding
                                               ------------
the foregoing, Seller shall have the option (the "Seller Option") to extend the
                                                  -------------
Closing Date by giving written notice to Buyer and Escrow Holder of such extension no later than five (5) business days prior to the then scheduled Closing Date.

          The Closing shall be consummated through the Escrow administered by Escrow Holder. At the Closing, Seller and Buyer shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3 hereof, the performance of which obligations shall be concurrent conditions.

          Section 4.2  Seller's Obligations at Closing. At, or prior to Closing,
                       -------------------------------
Seller shall:

          (a) with respect to each Property, deliver to Buyer through Escrow a duly executed and acknowledged grant deed in the form attached hereto as Exhibit
                                                                         -------
F (the "Deed");
-       ----

          (b) with respect to each Property, deliver to Buyer through Escrow a duly executed bill of sale in the form attached hereto as Exhibit G (the "Bill
                                                          ---------       ----
of Sale");
-------

          (c) assign to Buyer, and Buyer shall assume through Escrow the landlord/lessor interest in and to the Leases, Rents, and Security Deposits, and any and all obligations to pay leasing commissions and finder's fees with respect to the Leases and amendments, renewals and expansions thereof, to the extent provided in Section 4.4(b)(iv) hereof, by duly executed assignment and assumption agreement (the "Assignment of Leases") in the form attached hereto as
                           --------------------
Exhibit H;
---------

          (d) to the extent assignable, assign to Buyer, and Buyer shall assume, through Escrow Seller's interest in the Approved Operating Agreements and the other intangibles by duly executed assignment and assumption agreement (the "Assignment of Contracts") in the form attached hereto as Exhibit I;
 -----------------------                                  ---------

          (e) join with Buyer to execute notices in the form attached hereto as Exhibit J (the "Tenant Notices"), which Buyer shall send to each tenant under
---------       --------------
each of the Leases promptly after the Closing, informing such tenant of the sale of the applicable Property and of the assignment to Buyer of Seller's interest in, and obligations under, the Leases (including, if applicable, any Security Deposits), and directing that all Rent and other sums payable after the Closing under such Lease be paid as set forth in the notice;

          (f) deliver to the Title Company such evidence as the Title Company may reasonably require as to the authority of the Person or persons executing documents on behalf of Seller;

          (g) deliver to Buyer certificates in the form attached hereto as Exhibit K-1 and K-2 duly executed by Seller;
-----------

          (h) deliver to Buyer outside of Escrow the Lease and the Operating Agreements, together with such leasing and property files and records located at each Property or the property manager's office which are material in connection with the continued operation, leasing and maintenance of each Property, but excluding any Confidential Documents. For a period of three (3) years after the Closing, Buyer shall allow Seller and its representatives access without charge to all files, records and documents delivered to Buyer at the Closing, upon reasonable advance notice and at all reasonable times, to make copies of any and all such files, records and documents, which right shall survive the Closing;

          (i) deliver such affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Seller;

          (j) deliver to Buyer exclusive possession and occupancy of the Properties, subject to the Permitted Exceptions;

          (k) execute and deliver a closing statement acceptable to Seller; and

          (1) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

          Section 4.3 Buyer's Obligations at Closing. At, or prior to Closing,
                      ------------------------------
Buyer shall:

          (a) pay to Seller through Escrow the full amount of the Purchase Price (which amount shall include the Deposit and all accrued interest as provided herein), as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section
1.4 hereof;

          (b) with respect to each Property, join Seller in execution and delivery through Escrow of the Assignment of Leases, Assignment of Contracts and Tenant Notices;

          (c) deliver to Seller such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Buyer;

          (d) deliver such affidavits, as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Buyer;

          (e) execute and deliver a closing statement acceptable to Buyer; and

          (f) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

          Section 4.4 Credits and Prorations.
                      ----------------------

          (a) All income and expenses of the Properties shall be apportioned as of 12:01 a.m. on the day of Closing as if Buyer were vested with title to the

Properties during the entire day upon which Closing occurs. Such prorated items include without limitation the following:

                (i) Rents for the calendar month in which Closing occurs, as determined by Seller's rent roll;

                (ii) taxes and assessments (including personal property taxes on the Personal Property) levied against the Properties;

                (iii) utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (dated not more than fifteen (15) days prior to Closing) or, if unmetered, on the basis of a current bill for each such utility;

                (iv) all amounts payable with respect to leases entered into, renewed or extended after the date hereof under brokerage agreements and Operating Agreements; and

                (v) any other operating expenses or other items pertaining to each Property which are customarily prorated between a buyer and a seller in the County in which such Property is located.

          (b)   Notwithstanding anything contained in Section 4.4(a) hereof

                (i) At Closing, (A) Seller shall, at Seller's option, either deliver to Buyer any Security Deposits actually held by Seller pursuant to the Lease or credit to the account of Buyer the amount of such Security Deposits (to the extent such Security Deposits have not been applied against delinquent Rents or otherwise as provided in the Lease), and (B) Buyer shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving each Property, or, at Seller's option, Seller shall be entitled to receive and retain such refundable cash and deposits;

                (ii) Any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid. If taxes and assessments due and payable during the year of Closing have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and Buyer shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation fixed. To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves within thirty (30) days after such amounts are determined following Closing, subject to the provisions of Section 4.4(d) hereof. Buyer shall pay all supplemental taxes resulting from the change in ownership and reassessment occurring as the result of the Closing pursuant to this Agreement;

                (iii) As to utility charges referred to in Section 4.4(a)(iii) hereof, Seller may upon notice to Buyer elect to pay one or more of all of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller's obligation to pay such item directly in such case shall survive the Closing or any termination of this Agreement;

                (iv) Buyer shall be responsible for the payment of (A) all Tenant Inducement Costs (as hereinafter defined) and Leasing Commissions (as hereinafter defined) which become due and payable (whether before or after Closing) as a result of any new Lease, or renewals, amendments or expansions of the existing Lease, signed after the Effective Date and, if required, approved or deemed approved in accordance with Section 5.3(b) hereof; and (B) all Tenant Inducement Costs and Leasing Commissions with respect to new Leases, or renewals, amendments or expansions of the existing Lease, signed or entered into from and after the date of Closing. The term "Tenant Inducement Costs" shall
                                              -----------------------
mean any payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design, refurbishment, free rent, and club membership allowances. The term "Leasing Commissions" includes
                                                -------------------
all expenses connected with or arising out of the negotiation, execution and delivery of the Leases executed after the Effective Date, including brokers' commissions and leasing fees;

                (v) Unpaid and delinquent Rent collected by Seller and Buyer after the date of Closing shall be delivered as follows: (a) if Seller collects any unpaid or delinquent Rent for the Properties, Seller shall, within fifteen
(15) days after the receipt thereof, deliver to Buyer any such Rent which Buyer is entitled to hereunder relating to the date of Closing and any period thereafter, and (b) if Buyer collects any unpaid or delinquent Rent from the Properties, Buyer shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such Rent which Seller is entitled to hereunder relating to the period prior to the date of Closing. Seller and Buyer agree that all Rent received by Seller or Buyer from all tenants of a Property within the first ninety (90) day period after the date of Closing shall be applied first to delinquent Rent of any tenant of such Property, if any, in the order of their maturity, and then to current Rent of such Property, and (ii) all Rent received by Seller or Buyer from all tenants of a Property after the first ninety (90) day period after the date of Closing shall be applied first to current Rent of all tenants of such Property and then to delinquent Rent of any tenant of such Property, if any, in the inverse order of maturity.

Buyer will use commercially reasonable efforts after Closing to collect all Rents in the usual course of Buyer's operation of the Properties, but Buyer will not be obligated to institute any lawsuit or other collection procedures to collect delinquent Rents. Seller may attempt to collect any delinquent Rents owed to Seller and, after prior written notice to Buyer, may institute any lawsuit or collection procedures, but may not evict any tenant. If there shall be any Rents or other charges under any Leases which, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after Closing (such as year end common area expense reimbursements and the like), then any Rents or charges of such type received by Buyer or its agents or Seller or its agents subsequent to Closing shall, to the extent applicable to a period extending through the Closing, be prorated between Seller and Buyer as of Closing and Seller's portion thereof shall be remitted promptly to Seller by Buyer together with a detailed accounting certified by Buyer's chief financial officer.

          (c) Seller may prosecute an appeal of the real property tax assessment for any tax years to and including the tax year in which the Closing occurs, and may take related action which Seller deems appropriate in connection therewith. Buyer shall cooperate with Seller in connection with such appeal and collection of a refund of real property taxes paid, provided that Buyer shall not be obligated to incur any material cost in doing so. Seller owns and holds all right, title and interest in and to such appeal and refund respecting time periods up to (but not including) the Closing Date, and all amounts payable in connection therewith shall be paid directly to Seller by the applicable authorities. If such refund or any part thereof is received by Buyer, then Buyer shall promptly pay such amount to Seller. Any refund received by Seller shall be distributed as follows: first, to reimburse Seller for all costs incurred in connection with the appeal; second, with respect to refunds payable to tenants of the Real Property pursuant to the Leases, to such tenants in accordance with the terms of such Leases; and third, to Seller to the extent such appeal covers the period prior to the Closing; and to Buyer to the extent such appeal covers the period as of the Closing and thereafter. ,If and to the extent any such appeal covers the period after the Closing, Buyer shall have the right to participate in such appeal.

          (d) Except as otherwise provided herein, any revenue or expense amount which cannot be ascertained with certainty as of Closing shall be prorated on the basis of the parties' reasonable estimates of such amount, and shall be the subject of a final proration sixty (60) days after Closing, or as soon thereafter as the precise amounts can be ascertained. Buyer shall promptly notify Seller when it becomes aware that any such estimated amount has been ascertained. Once all revenue and expense amounts have been ascertained, Buyer shall prepare, and certify as correct, a final proration statement which shall be subject to Seller's approval. Upon Seller's acceptance and approval of any final proration statement submitted by Buyer, such statement shall be conclusively deemed to be accurate and final.

          (e) The provisions of this Section 4.4 shall survive Closing.

          Section 4.5 Transaction Taxes and Closing Costs.
                      -----------------------------------

          (a) Seller and Buyer shall execute such returns, questionnaires and other documents as shall be required with regard to all applicable real property transaction taxes imposed by applicable federal, state or local law or ordinance;

          (b) Seller shall pay the fees of any counsel representing Seller in connection with this transaction. Seller shall also pay the following costs and expenses:

                (i) one-half (1/2) of the escrow fee, if any, which is charged by the Escrow Holder or Title Company;

                (ii) the premium for the CLTA Standard Coverage Owner's Policy of Title Insurance to be issued to Buyer by the Title Company at Closing;

                (iii) the fees for recording the Deed and any additional recording fees incurred in connection with the satisfaction of Seller's obligations hereunder (if any); and

                (iv) subject to Section 8.1 below, any documentary transfer tax or similar tax (including, without limitation, City and County documentary transfer taxes, as applicable) which becomes payable by reason of the transfer of the Properties ("Documentary Transfer Taxes").
                    --------------------------

          (c) Buyer shall pay the fees of any counsel representing Buyer in connection with this transaction. Buyer shall also pay the following costs and expenses:

                (i) one-half (1/2) of the escrow fee, if any, which is charged by the Escrow Holder or Title Company;

                (ii) the premium for the Owner's Policy of Title Insurance to be issued to Buyer by the Title Company at Closing, and all endorsements thereto, but only to the extent that those costs exceed the cost of a CLTA Standard Coverage Owner's Policy;

                (iii) any recording fees incurred in connection with the satisfaction of Buyer's obligations hereunder (if any);

                (iv)  the cost of the Survey; and

                (v) any Documentary Transfer Taxes which are Buyer's responsibility pursuant to Section 8.1 below.

          (d) The Personal Property is included in this sale without charge, and Buyer shall be responsible for the amount of any and all sales or similar taxes payable in connection with the transfer of the Personal Property;

          (e) All costs and expenses incident to this transaction and the Closing thereof, and not specifically described above, shall be paid by the party incurring same; and

          (f) The provisions of this Section 4.5 shall survive the Closing.

          Section 4.6 Conditions Precedent to Obligation of Buyer. The
                      -------------------------------------------
obligation of Buyer to consummate the transaction contemplated hereunder shall be subject to the fulfillment on or before the date of Closing of all of the conditions set forth in this Section 4.6 below, any or all of which may be waived by Buyer in its sole and absolute discretion. In the event Buyer terminates this Agreement due to the nonsatisfaction of any such conditions, then the termination provisions set forth in Section 3.5 above shall apply.

          (a) Seller shall have delivered to Buyer all of the items required to be delivered to Buyer pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2 hereof;

          (b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing; and

          (c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing; and

          (d). The Title Company shall have issued or irrevocably committed to issue the Title Policy.

          Section 4.7 Conditions Precedent to Obligation of Seller. The
                      --------------------------------------------
obligation of Seller to consummate the transaction contemplated hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole and absolute discretion:

          (a) Seller shall have received the Purchase Price as adjusted as provided herein, and payable in the manner provided for in this Agreement;

          (b) Buyer shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3 hereof;

          (c) All of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of Closing; and

          (d) Buyer shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Buyer as of the date of Closing.

                                   ARTICLE V.
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

          Section 5.1 Representations and Warranties of Seller. Seller hereby
                      ----------------------------------------
represents and warrants to Buyer as of the Effective Date that (a) Seller has been duly organized, is validly existing under the laws of the State of Delaware, and is qualified to do business in California; (b) Seller has the full right and authority to enter into this Agreement, to transfer all of the Properties and to consummate or cause to be consummated the transaction contemplated by this Agreement; and (c) the person signing this Agreement on behalf of Seller is authorized to do so.

          Section 5.2 Survival of Seller's Representations and Warranties. The
                      ---------------------------------------------------
representations and warranties of Seller set forth in Section 5.1 hereof, as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing for a period of ninety (90) days. No claim for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Buyer prior to Closing, if Buyer elects to consummate the transactions described herein with such knowledge. Seller shall have no liability to Buyer for a breach of any representation or warranty unless
(a) the valid claims for all such breaches collectively aggregate more than Ten Thousand Dollars ($10,000.00), in which event the full amount of such valid claims shall be actionable, up to the Cap (as defined in this Section), and (b) written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller prior to the expiration of said ninety
(90) day period and an action shall have been commenced by Buyer against Seller within ninety (90) days of Closing. Buyer agrees to first seek recovery under any applicable insurance policies, service contracts and/or Leases prior to seeking recovery from Seller, and Seller shall not be liable to Buyer to the extent Buyer's claim is satisfied from such insurance policies, service contracts or Leases. As used herein, the term "Cap" shall mean the total aggregate amount of One Hundred Thousand Dollars ($100,000).

          Section 5.3 Covenants of Seller. Seller hereby covenants with Buyer as
                      -------------------
follows:

          (a) Property Maintenance. From the Effective Date hereof until the
              ---------------------
Closing or earlier termination of this Agreement, Seller shall use-reasonable efforts to operate and maintain the Properties in a manner generally consistent with the manner in which Seller has operated and maintained the Properties prior to the date hereof. Seller shall not create nor permit the creation of any title exceptions such as easements or liens to encumber the Properties without Buyer's prior written approval in Buyer's sole and absolute discretion;

          (b) Leasing. Prior to the expiration of the Contingency Period, Seller
              -------
shall have the right to enter into any amendment, renewal or expansion of the existing Lease or of any new Lease respecting the Properties (as applicable, a "New Lease Document"); provided, however, that Seller shall concurrently provide an executed copy of the New Lease Document (together with any brokerage agreements, listing agreements or other agreements relating to the payment of fees or commissions in connection with such New Lease Document) to Buyer for its
                                            ------------------
review during the Contingency Period as part of Buyer's due diligence respecting the Properties. From and after the expiration of the Contingency Period, any New Lease Document which Seller wishes to execute shall be submitted to Buyer prior to execution by Seller. Buyer shall have five (5) business days after its receipt thereof to notify Seller in writing of either its approval or disapproval thereof, including all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith. If Buyer informs Seller within such five (5) business day period that Buyer does not approve the New Lease Document, which approval shall not be unreasonably withheld, then Seller shall have the right to terminate this Agreement in accordance with Section 3.5 by written notice to Buyer within five (5) business days following Seller's receipt of Buyer's disapproval. If Buyer fails to notify Seller in writing of its approval or disapproval within the five (5) business day period set forth above, then Buyer shall be deemed to have approved such New Lease Document. At Closing, Buyer shall reimburse Seller for any Tenant Inducement Costs, leasing commissions or other expenses, including legal fees, incurred by Seller pursuant to any and all New Lease Documents approved (or deemed approved) by Buyer pursuant hereto.

          (c) Material Change. During Escrow, Seller shall not cause, authorize
              ---------------
or allow any material change with respect to the Properties without the Buyer's prior written approval, which may be granted or withheld in Buyer's sole and absolute discretion.

          Section 5.4 Representations and Warranties of Buyer. Buyer hereby
                      ---------------------------------------
represents and warrants to Seller as of the Effective Date that Buyer has been duly organized and is validly existing under the laws of California. Buyer has the full right and authority to enter into this Agreement and to consummate or cause to be consummated the transaction contemplated by this Agreement. The person signing this Agreement on behalf of Buyer is authorized to do so. There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Buyer which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement. Buyer is solvent, has timely and, to its knowledge, accurately filed all tax returns to be filed by it and Buyer is not in default in the payment of any taxes levied or assessed against it or any of its assets.

          Section 5.5 Survival of Buyer's Representations and Warranties. The
                      --------------------------------------------------
representations and warranties of Buyer set forth in Section 5.4 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing for a period of ninety (90) days. Buyer shall have no liability to Seller for a breach of any representation or warranty unless written notice containing a description of the specific nature of such breach shall have been given by Seller to Buyer prior to the expiration of said ninety (90) day period and an action shall have been commenced by Seller against Buyer within ninety
(90) days of Closing.

          Section 5.6 Covenant of Buyer. Seller may be selling the Properties as
                      -----------------
part of a multi-property transaction to qualify as a tax-free exchange ("1031
                                                                         ----
Exchange") under Section 1031 of the Internal Revenue Code of 1986, as amended.
--------
Buyer shall, to the extent provided below, cooperate with Seller's reasonable request to allow Seller to attempt to qualify for the 1031 Exchange; provided,
                                                                     --------
however, that Buyer's obligation to cooperate with Seller shall be limited and
-------
conditioned as follows: (i) Buyer shall receive written notice from Seller at least five (5) business days prior to the scheduled Closing Date, which shall identify the parties involved in such 1031 Exchange and enclose all document for which Buyer's signature shall be required; (ii) in no event shall Buyer be required to execute any document or instrument which may (A) subject Buyer to any additional liability or obligation to Seller or any other individual, entity or governmental agency, (B) diminish or impair Buyer's rights under this Agreement, or (C) delay Closing (unless Seller has exercised the Seller Option);
(iii) Seller shall pay for any and all additional costs and expenses incurred by Buyer in connection with accommodating the 1031 Exchange, and Buyer shall be entitled to a credit at Closing to reimburse Buyer for such costs and expenses;
(iv) Seller shall not be relieved of any of its obligations under this Agreement by reason of the 1031 Exchange; and (v) Seller hereby indemnifies and agrees to defend, and hold Buyer, Buyer's officers, directors, shareholders, beneficiaries, members, partners, agents, ,employees and attorneys, and their representative successors and assigns harmless from and against any claims, costs, damages, expenses (including, but not limited to, attorneys' fees and costs), liabilities and losses incurred by, claimed against or suffered by any of them arising out of the 1031 Exchange. The foregoing indemnity shall survive the Closing or any termination of this Agreement. Seller's failure to effectuate any intended 1031 Exchange shall not relieve Seller from its obligations to consummate the purchase and sale transaction contemplated by this Agreement and the consummation of such 1031 Exchange shall not be a condition precedent to Seller's obligations under this Agreement.

                                   ARTICLE VI.
                                     DEFAULT

          Section 6.1 Default by Buyer. If the sale of the Properties as
                      ----------------
contemplated hereunder is not consummated due to Buyer's material default hereunder, then Seller shall be entitled, as its sole and exclusive remedy, to terminate this Agreement and retain the Deposit as liquidated damages as more particularly set forth in Section 1.6 above.

          Section 6.2 Default by Seller. If the sale of the Properties as
                      -----------------
contemplated hereunder is not consummated due to Seller's material default hereunder, then Buyer shall be entitled, as its sole and exclusive remedy, to either (a) receive the return of the Deposit, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) enforce specific performance of Seller's obligation to convey the Properties to Buyer in accordance with the terms of this Agreement. The remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Buyer expressly waives its rights to seek damages in the event of Seller's default hereunder. Buyer shall be deemed to have elected to terminate this Agreement and receive the Deposit if Buyer fails to file suit for specific performance against Seller in a court having jurisdiction in Orange County, California, on or before thirty (30) days following the date upon which Closing was to have occurred.

          Section 6.3 Recoverable Damages. Notwithstanding Sections 6.1 and 6.2
                      -------------------
hereof, in no event shall the provisions of Sections 6.1 and 6.2 limit the damages recoverable by either party against the other party due to the other party's obligation to indemnify such party in accordance with this Agreement.

                                  ARTICLE VII.
                                  RISK OF LOSS

          Section 7.1 Minor Damage. In the event of loss or damage to the
`                     ------------
Properties or any portion thereof which is not "Major" (as hereinafter defined), this Agreement shall remain in full force and effect provided that Seller shall, at Seller's option, either (a) perform any necessary repairs, or (b) assign to Buyer all of Seller's right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. If Seller elects to perform repairs upon the Properties, Seller shall use reasonable efforts to complete such repairs promptly, and the date of Closing shall be extended for a reasonable time to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Buyer, the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller's insurance policy or the cost of such repairs as determined in accordance with Section 7.3 hereof. Upon Closing, full risk of loss with respect to the Properties shall pass to Buyer.

          Section 7.2 Major Damage. Seller shall promptly notify Buyer of the
                      ------------
occurrence of any "Major" loss or damage, which notice shall state the cost of repair or restoration thereof as opined by an architect or other qualified expert in accordance with Section 7.3 hereof. Buyer shall have the right, exercisable by giving written notice to Seller within ten (10) days after receipt of Seller's written notice, to terminate this Agreement in which event the provisions of Section 3.5 shall apply. If Buyer does not elect to terminate this Agreement within said ten (10) day period, then Buyer shall be deemed to have elected to proceed with Closing. In that event Seller shall at Seller's option either (a) perform any necessary repairs, or (b) cause the Closing to occur promptly and assign to Buyer through Escrow all of Seller's right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. If Seller elects to perform repairs upon the Properties, Seller shall use reasonable efforts to complete such repairs promptly, and the date of Closing shall be extended for a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Buyer, the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller's insurance policy or the cost of such repairs as determined in accordance with Section 7.3 hereof. Upon Closing, full risk of loss with respect to the Properties shall pass to Buyer.

          Section 7.3 Definition of "Major" Loss or Damage. For purposes of
                      ------------------------------------
Sections 7.1 and 7.2, "Major" loss or damage refers to the following: (a) loss
                       -----
or damage to the Properties hereof such that the cost of repairing or restoring the premises in question to substantially the same condition which existed prior to the event of damage would be, in the opinion of an architect or other qualified expert selected by Seller and reasonably approved by Buyer, equal to or greater than Five Hundred Thousand Dollars ($500,000), and (b) any loss due to a condemnation which permanently and materially impairs the current use of the Properties. If Buyer does not give written notice to Seller of Buyer's reasons for disapproving an architect or other qualified expert within five (5) business days after receipt of notice of the proposed architect or other qualified expert, then Buyer shall be deemed to have approved the architect or other qualified expert selected by Seller.

                                  ARTICLE VIII.
                                   COMMISSIONS

          Section 8.1 Brokerage Commissions. With respect to the transaction
                      ---------------------
contemplated by this Agreement, Seller shall be responsible for the payment of a real estate brokerage commission to Voit Commercial Brokerage the lesser of (a) an amount equal to two and one half percent (2.5%) of the Purchase Price or (b) Five Hundred Sixty Five Thousand Dollars ($565,000), pursuant to a separate agreement between Seller and Voit Commercial Brokerage. In addition, upon the written request of Buyer, Seller shall pay an acquisition fee (the "Acquisition
                                                                    -----------
Fee") through Escrow at Closing (in an amount to be determined by Buyer) to
---
Triple Net Properties Realty, Inc. with respect to one or more of the Properties; provided, however, that (i) the Purchase Price shall be increased by the amount of such acquisition fee; (ii) such increased Purchase Price shall be allocated to the applicable Property; (iii) in no event shall the Purchase Price that is allocated to 1840 Aerojet Way be increased; (iv) Buyer shall pay such portion of the Documentary Transfer Taxes allocable to the increased Purchase Price; and (v) Buyer hereby indemnifies, defends and holds harmless Seller from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys' fees) in connection with any claims relating to such Acquisition Fee. Each party hereto agrees that if any person or entity makes a claim for brokerage commissions or finder's fees other than as set forth herein related to the sale of the Properties by

Seller to Buyer, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, then said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys' fees) in connection therewith. The provisions of this paragraph shall survive Closing or any termination of this Agreement.

                                   ARTICLE IX.
                             DISCLAIMERS AND WAIVERS

          Section 9.1 No Reliance on Documents. Except as expressly stated
                      ------------------------
herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller or its brokers or agents to Buyer in connection with the transaction contemplated hereby. All materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein. Neither Seller, nor any, affiliate of Seller, nor the person or entity which prepared any report or reports delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such reports.

          Section 9.2 AS IS SALE: DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN
                      -----------------------
THIS AGREEMENT, SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTIES "AS IS, WHERE IS, WITH ALL FAULTS", EXCEPT TO THE EXTENT
                       --------------------------------
EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTIES OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, OFFERING PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTIES) MADE OR FURNISHED BY SELLER, THE MANAGERS OF THE PROPERTIES, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. BUYER ACKNOWLEDGES THAT THE PURCHASE. PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTIES ARE BEING SOLD "AS IS."

          BUYER REPRESENTS AND COVENANTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTIES, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTIES AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTIES, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTIES, EXCEPT AS EXPRESSLY SET FORTH OTHERWISE IN THIS AGREEMENT.

          IN CONNECTION THEREWITH, BUYER EXPRESSLY WAIVES ALL RIGHTS UNDER CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES THAT:

          "A GENERAL RELEASE DOES NOT EXTEND TO
          CLAIMS WHICH THE CREDITOR DOES NOT KNOW
          OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME
          OF EXECUTING THE RELEASE, WHICH IF KNOWN
          BY HIM MUST HAVE MATERIALLY AFFECTED HIS
          SETTLEMENT WITH THE DEBTOR."

          Section 9.3 Survival of Disclaimers. The provisions of this Article IX
                      -----------------------
shall survive Closing or any termination of this Agreement.

                                   ARTICLE X.
                                  MISCELLANEOUS

          Section 10.1 Confidentiality. Buyer and its representatives shall hold
                       ---------------
in confidence all data and information obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that Buyer may disclose such data and information to the employees, lenders, consultants, accountants and attorneys of Buyer if such persons agree in writing to treat such data and information confidentially. If this Agreement is terminated or Buyer fails to perform hereunder, Buyer shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. With respect to any provision of this Agreement which refers to the termination of this Agreement and the return of the Deposit to Buyer, such Deposit shall not be returned to Buyer unless and until Buyer has fulfilled its obligation to return to Seller the materials described in the preceding sentence. In the event of a breach or threatened breach by Buyer or its agents or representatives of this Section 10.1, Seller shall be entitled to an injunction restraining Buyer or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 10.1 shall survive Closing or any termination of this Agreement.

          Section 10.2 Public Disclosure. Prior to and after the Closing, any
                       -----------------
release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Buyer and Seller. The provisions of this Section 10.2 shall survive the Closing or any termination of this Agreement.

          Section 10.3 Assignment. The terms and provisions of this Agreement
                       ----------
are to apply to and bind the permitted successors and assigns of the parties hereto. Buyer may assign this Agreement to any assignee(s) on a property-by-property basis without obtaining Seller's; provided, however, (a) Buyer shall send Seller written notice of the legal name of the assignee(s) at least five (5) days before Closing, (b) a copy of the assignee's express written assumption of Buyer's obligations under this Agreement, and (c) in no event shall any assignment of this Agreement release or discharge Buyer from any liability or obligation hereunder unless expressly agreed otherwise by Seller in writing.

          Section 10.4 Notices. Any notice pursuant to this Agreement shall be
                       -------
given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith. Any notice so given shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

          If to Seller:       Kilroy Realty, L.P.
                              2250 East Imperial Highway
                              El Segundo, California 90245
                              Attention: Jeffrey C. Hawken and Joseph C. Hanen
                              Telephone No. (310) 563-5500
                              Facsimile No. (310) 322-5981

          with a copy to:     Latham & Watkins
                              650 Town Center Drive, 20th Floor
                              Costa Mesa, California 92626
                              Attention: Bruce A. Tester, Esq.
                              Telephone No. (714) 540-1235
                              Facsimile No. (714) 755-8290

          If to Buyer:        Triple Net Properties, L.L.C.
                              1551 N. Tustin Avenue, #650
                              Santa Ana, CA 92705
                              Attention: Anthony W. Thompson
                              Telephone No. (714) 667-8252
                              Facsimile No. (714) 667-6860

          with a copy to:     Hirschler, Fleischer, Weinberg, Cox & Allen
                              701 East Byrd Street (23219)
                              Richmond, Virginia 23218-0500
                              Attention: Louis J. Rogers, Esq.
                              Telephone No. (804) 771-9567
                              Facsimile No. (804) 644-0957

          Section 10.5  Modifications. This Agreement cannot be changed orally,
                        -------------
and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

          Section 10.6  Entire Agreement. This Agreement, including the exhibits
                        ----------------
and schedules hereto, contains the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

          Section 10.7 Further Assurances. Each party agrees that it will
                       ------------------
execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as maybe reasonably requested by the other party to consummate the transaction contemplated by this Agreement. The provisions of this Section 10.7 shall survive Closing.

          Section 10.8 Counterparts. This Agreement may be executed in
                       ------------
counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

          Section 10.9 Facsimile Signatures. In order to expedite the
                       --------------------
transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Agreement or any document delivered pursuant hereto (other than the Deed, the notarized original of which shall be required prior to Closing). Seller and Buyer intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature. Following any facsimile transmittal, the party shall promptly deliver the original instrument by reputable overnight courier in accordance with the notice provisions of this Agreement.

          Section 10.10 Severability. If any provision of this Agreement is
                        ------------
determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.

          Section 10.11 Applicable Law. This Agreement shall be governed by and
                        --------------
construed in accordance with the laws of the State of California without regard to any principal or rule of law that would require the application of the law of any other jurisdiction. Buyer and Seller agree that the provisions of this
Section 10.11 shall survive the Closing or any termination of this Agreement.

          Section 10.12 No Third-Party Beneficiary. The provisions of this
                        --------------------------
Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Buyer only and are not for the benefit of any third party; and, accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

          Section 10.13 Captions. The section headings appearing in this
                        --------
Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

          Section 10.14 Construction. The parties acknowledge that the parties
                        ------------
and their counsel have reviewed and revised this Agreement and that the normal rule of construction to take effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

          Section 10.15 Recordation. This Agreement many not be recorded by any
                        -----------
party hereto without the prior written consent of the other party hereto. The provisions of this Section 10.15 shall survive the Closing or any termination of this Agreement.

          Section 10.16 Time of the Essence. Time is of the essence of each and
                        -------------------
every provision of this Agreement.

                                   ARTICLE XI.
                             RIGHT OF FIRST REFUSAL

          The parties acknowledge that the Lease for 1840 Aerojet Way in North Las Vegas, Nevada ("1840 Aerojet Way") provides the Tenant in such Property with a Right of First Refusal to purchase 1840 Aerojet Way ( the "ROFR"). In
                                                             ----
connection therewith, Seller has sent a notice to the Tenant at 1840 Aerojet way informing such Tenant of Seller's intention to sell 1840 Aerojet Way to a third party purchaser. If such Tenant exercises its ROFR with respect to 1840 Aerojet Way within ten (10) days of the Effective Date, then Buyer shall have the right to terminate this Agreement by delivering to Seller, within five (5) business days of Buyer's receipt of notice that Tenant has exercised such ROFR, written notice of Buyer's election to terminate the Agreement, in which case the Agreement shall terminate in accordance with the provisions of Section 3.5 above. If Buyer does not deliver such notice to Seller within such five (5) business day period, this Agreement shall remain in full force and effect in accordance with the terms hereof, except that (a) this Agreement shall not include 1840 Aerojet Way (i.e., Seller shall not be obligated to sell to Buyer, and Buyer shall not be obligated to purchase, 1840 Aerojet Way), and (b) the Purchase Price shall be reduced by the amount allocated to 1840 Aerojet Way in
Section 1.3(c) above.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

                            SELLER:

                            KILROY REALTY, L.P., a Delaware limited partnership

                            By:   KILROY REALTY CORPORATION, a Maryland
                                  corporation, its General Partner


                                  By:
                                         _______________________________________
                                  Name:  Jeffrey C. Hawken
                                  Title: Executive Vice President



                                  By:
                                         _______________________________________
                                  Name:  Tyler H. Rose
                                  Title: Senior Vice President and Treasurer



                            BUYER:

                            TRIPLE NET PROPERTIES, L.L.C., a Virginia limited liability company


                            By:
                                 _______________________________________________
                            Name:  Anthony W. Thompson
                            Title: Chairman and Chief Executive Officer

         Escrow Holder hereby acknowledges that it has received a fully executed or executed counterparts of the foregoing Agreement and agrees to act as Escrow Holder thereunder and to be bound by the provisions thereof.

ESCROW HOLDER:

CHICAGO TITLE COMPANY


By:     ________________________________             Date:_______________, 2001
Name:   Kandy Knotts
Title:  Escrow Coordinator                           Escrow No.:______________